Exhibit 99.1

SPAR Group Announces Mike Matacunas as President and Chief Executive Officer

AUBURN HILLS, Mich., February 16, 2021 -- SPAR Group, Inc. (Nasdaq:SGRP) ("SGRP"), a global leading provider of merchandising and marketing services, today announced that Mike Matacunas has been appointed as its President and Chief Executive Officer and elected to its Board of Directors. In this role, Mr. Matacunas will be responsible for setting global strategy, overseeing operations and growing a business with more than 25,000 merchandising specialists.

“I am privileged to welcome a prominent industry leader to assume this executive leadership position with the Company. After an extensive international search, we believe Mike’s proven strategic leadership and operational experience combined with deep retail, international, technology and acquisition experience will enable him to drive exceptional results for SPAR. We welcome him with unanimous Board support as the newest member of our great leadership team,” commented Arthur H. Baer, Chairman of the Board of Directors of SGRP.

Mr. Matacunas is a Fortune 500 veteran with more than 30 years of relevant leadership experience. He has worked in public and private companies, developed and led international business growth, driven exceptional operational results and built world-class teams. He was previously the Chief Administrative Officer at Dollar Tree Inc., where he helped lead the successful multi-billion-dollar acquisition and integration of Family Dollar Stores, including, among other things, merchandising, sourcing, operational and executive improvements. Prior to this, Mike was CEO of a successful retail professional services business that transformed leading global retailers, wholesalers and consumer packaged goods companies. Mike’s experience also includes strategy, consulting and world-wide roles at leading technology companies, including IBM and Manhattan Associates. Mr. Matacunas earned a BA in Economics from Boston University and an MBA from the College of William & Mary Mason School of Business.

“I am honored to take on the role and excited about the opportunities and global growth potential of the SPAR Group. The company has a rich history of serving consumer goods and retail clients with an unwavering commitment to service, expertise and quality work across its 10-country platform. I look forward to building upon SPAR’s strong foundation, unlocking the business’ potential and creating value for clients, employees and shareholders” said Mr. Matacunas.

About SPAR Group

SPAR Group is a global merchandising and marketing services business that enables retailers, manufacturers and distributors to drive sales, improve margins, operate more efficiently and make better merchandising decisions. With more than 50+ years of experience and operating in 10 countries around the world on 5 continents, the company brings expert services, innovative technology solutions and seamless execution. We are a trusted partner to many of the world’s leading companies with a relentless focus on excellence and client service. For more information, please visit the SPAR Group's website at http://www.sparinc.com.

Forward-Looking Statements

This Press Release contains "forward-looking statements" within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, the Company, and this Press Release has been filed by SGRP with the SEC. "Forward-looking statements" are defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and the Exchange Act, "Securities Laws").

All statements (other than those that are purely historical) are forward-looking statements. Words such as "may," "will," "expect," "intend," "believe," "estimate," "anticipate," "continue," "plan," "project," or the negative of these terms or other similar expressions also identify forward-looking statements. Forward-looking statements made by the Company in this Current Report may include (without limitation) statements regarding: risks, uncertainties, cautions, circumstances and other factors ("Risks"); and the potential continuing negative effects of the COVID-19 pandemic on the Company's business, the Company's potential non-compliance with applicable Nasdaq director independence, bid price or other rules, the integration and suitability of the Company's new CEO, the Company's cash flow or financial condition, or the pursuit or achievement of the Company's corporate objectives.

You should carefully review and consider the Company's forward-looking statements (including all risk factors and other cautions and uncertainties) and other information made, contained or noted in or incorporated by reference into this Current Report, but you should not place undue reliance on any of them. The results, actions, levels of activity, performance, achievements or condition of the Company (including its affiliates, assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, Risks, trends or condition) and other events and circumstances planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, "Expectations"), and our forward-looking statements (including all Risks) and other information reflect the Company's current views about future events and circumstances. Although the Company believes those Expectations and views are reasonable, the results, actions, levels of activity, performance, achievements or condition of the Company or other events and circumstances may differ materially from our Expectations and views, and they cannot be assured or guaranteed by the Company, since they are subject to Risks and other assumptions, changes in circumstances and unpredictable events (many of which are beyond the Company's control). In addition, new Risks arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its Expectations will be achieved in whole or in part, that it has identified all potential Risks, or that it can successfully avoid or mitigate such Risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in the Company's common stock.

These forward-looking statements reflect the Company's Expectations, views, Risks and assumptions only as of the date of this Current Report, and the Company does not intend, assume any obligation, or promise to publicly update or revise any forward-looking statements (including any Risks or Expectations) or other information (in whole or in part), whether as a result of new information, new or worsening Risks or uncertainties, changed circumstances, future events, recognition, or otherwise.

Contact

Dave Mossberg

(817) 310-0051